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                                                          Exhibit 10.20


                              CONSULTANCY AGREEMENT

This CONSULTING AGREEMENT (this "Agreement"), is made and entered into this first day of September 1997 (the "Effective Date"), by and between ISOCOR, a California Corporation, having a principal place of business at 3420 Ocean Park Blvd., Suite 2010, Santa Monica, California USA 90405-3306 (hereinafter "ISOCOR"), and Consultant, Cagan Co Inc., a C corporation registered under the laws of California, with offices at 1170 Coast Village Road, Suite 212, Santa Barbara, CA 93108 (hereinafter "Consultant").

ISOCOR is desirous of securing the services of a Consultant skilled and experienced in high technology disciplines of strategy, sales, marketing, services and distribution.

NOW, THEREFORE, the parties agree as follows:

1.00    DEFINITIONS

1.10 "CLIENT" shall mean any third party with whom ISOCOR contracts or negotiates to supply products, consulting or software support services, whether solely or in part.

1.20 "PROJECT COMMENCEMENT" shall mean the date by which the Consultant shall begin consulting at an ISOCOR location, Client's location, some other location or via some other medium.

1.30 "WORK ORDER" shall mean a writing signed by each party which includes at a minimum the name of the client to be worked for, if any, the projected start date of the project, an estimate of the total hours to be worked for the project, and a brief outline of the tasks involved in completing the project. The initial Work Order is attached hereto as Exhibit A.

2.00    TERM AND TERMINATION

2.10 TERM. This Agreement will become effective on the date first shown above and will continue in effect for one year, and shall be automatically renewed for a second year unless either party gives notice in writing at least ten (10) days in advance of the renewal date.

2.20 TERMINATION. This Agreement can be terminated by either party in writing with fourteen (14) days notice after the initial one year term. If this Agreement is terminated, ISOCOR's sole obligation shall be to pay Consultant the amount due for the Services completed as of the effective date of termination. Termination of a Work Order at ISOCOR's discretion, as set forth following in Section 4.31, will not serve to terminate this Agreement unless the Agreement is also expressly terminated in the same or separate writing as set forth above. Notwithstanding the foregoing, the initial Work Order incorporated herein as Exhibit A shall not be terminated by ISOCOR except in the event of cause or material breach of this Agreement by Consultant.

2.30 SURVIVAL. In the event of any termination of this Agreement, Section 6 hereof shall survive and continue in effect.

3.00    INDEPENDENT CONTRACTOR STATUS

3.10 INTENTION OF PARTIES. It is the intention of the parties that Consultant be an independent contractor and not an employee, agent, joint venturer, or partner of ISOCOR. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between ISOCOR and either Consultant or any employee or agent of Consultant. Consultant shall have no right or power to enter into any contract or commitment on behalf of ISOCOR.

3.20 LIMITED EXCLUSIVITY. Consultant shall retain the right to perform work for others during the terms of this Agreement, except as noted in
        Section 3.21. ISOCOR shall retain the right to cause work of the same or a different kind to be performed by its own personnel or other contractors during the term of this Agreement.

        3.21 During the term hereof, and for a period of two years following termination of this agreement, Consultant shall not solicit ISOCOR's Clients for consultancy or other services regarding any products with similar functions, such as Internet- or X.400-based messaging services, as those available from ISOCOR, except as specifically agreed to beforehand in writing by ISOCOR.


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4.00    SERVICES TO BE PERFORMED BY CONSULTANT

4.10 WORK ORDERS. ISOCOR will advise Consultant of upcoming consulting projects at least one week in advance of the date for Project Commencement. The parties shall agree upon a detailed description of services to be provided. ISOCOR will then forward to Consultant a Work Order. Consultant is only authorized to provide services under this agreement pursuant to signed Work Orders. ISOCOR shall have no liability to Consultant for any services performed which were not authorized by a written and signed Work Order.

4.20 RETURN OF DATA. Upon termination of this Agreement, Consultant shall return to ISOCOR all materials supplied to it and all materials produced and acquired by Consultant in the course of rendering services under this Agreement.

4.40 METHOD OF PERFORMING SERVICES. Consultant will reasonably determine the method, details, and means of performing the work to be carried out by it for ISOCOR's clients. ISOCOR shall be entitled to exercise a broad general power of supervision and control over the results of work performed by Consultant to ensure satisfactory performance. This power of supervision shall include the right to inspect, stop work, make suggestions or recommendations as to the details of the work, and request modifications to the scope of a project for its Clients.

        4.41 ISOCOR's power of supervision shall also include the right to stop, or pause any work on any Work Order being done by Consultant for ISOCOR's Clients. Any such action by ISOCOR shall be in writing, and ISOCOR and its Clients' liability for services rendered shall be limited on any such stopped, paused or terminated Work Order to work performed by Consultant prior to receipt of the request to stop, pause or terminate.

5.00    COMPENSATION

5.10 COMPENSATION AND BILLING FOR SERVICES. Compensation to Consultant for services Consultant has performed shall be as set out in the applicable Work Order. Consultant's fee shall include and Consultant shall be responsible for the payment of all taxes imposed by any governmental agency of any kind which are attributable to the compensation it receives. In no event shall ISOCOR be liable to Consultant for services rendered on a Work Order in the face of non-payment or suit by Client for poor work, incomplete services or other harm or damage caused by Consultant and not the fault of ISOCOR.

5.20 WORK REPORTS. Consultant shall submit Work Reports to ISOCOR on a calendar month basis for the services furnished and other expenses incurred hereunder. Each Work Report will provide a breakdown and distribution of services performed and expense items.

5.30 DATE FOR PAYMENT OF COMPENSATION. ISOCOR shall pay Consultant for its services as set out in the applicable Work Order, or, if not specified, within fifteen (15) days from the end of each calendar month for services completed in that month.

5.4 EXPENSES. Except as otherwise agreed in this Agreement, Consultant shall be responsible for all costs and expenses incident to the performance of services for ISOCOR, including all costs incurred by Consultant to do business. In the event, telephone, travel, communication or on-site room and board expenses are incurred by Consultant, ISOCOR agrees to pay these expenses in accordance with ISOCOR's corporate policy attached hereto as Exhibit B.

6.00    INTELLECTUAL PROPERTY RIGHTS

6.10 CONFIDENTIAL INFORMATION. Consultant agrees that all Confidential Information which it may acquire from ISOCOR or from ISOCOR's employees or associates, shall be regarded as strictly confidential and held in trust solely for the benefit of ISOCOR. Consultant shall not use or directly or indirectly disclose such Confidential Information to any other party without the written consent of ISOCOR during the term of and for three years following the termination of this Agreement. Confidential Information includes, for example, trade secrets, data, know-how, developments, designs, techniques, marketing plans, promotional ideas, strategies, forecasts, new products, licenses, costs, customer and supplier lists, specifications, computer software programs, manuals, and any information marked "Confidential" by ISOCOR. These restrictions shall not be construed to apply to (1) information generally available to the public; (2) information released by ISOCOR generally without restriction; (3) information independently developed


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        or acquired by Consultant without reliance in any way on other protected information of ISOCOR; or (4) information approved for the use and disclosure of Consultant. Neither party shall furnish to the other party any Confidential Information which it does not have the right to furnish and shall defend and indemnify the receiving party against any claim or liability resulting from breach of such obligation.

6.20 OWNERSHIP OF WORK PRODUCT. All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by Consultant during the course of performing ISOCOR's work (collectively, the "Work Product") shall belong exclusively to ISOCOR and shall, to the extent possible, be considered a work made for hire for ISOCOR within the meaning of Title 17 of the United States Code. Consultant automatically assigns at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest it may have in such Work Product, including any copyrights or other intellectual property rights pertaining thereto. Upon request of ISOCOR, Consultant shall take such further actions including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment.

6.30 RESIDUAL RIGHTS. Notwithstanding anything to the contrary herein, Consultant shall be free to use and employ its general skills, know-how, and expertise, and to use, disclose, and employ any generalized ideas, concepts, know-how, methods, techniques, or skills gained or learned during the course of any assignment, so long as it acquires and applies such information without disclosure of any confidential or proprietary information of ISOCOR and without any unauthorized use or disclosure of Work Product.

7.00    CONSULTANT PERSONNEL

7.10 COMPENSATION OF CONSULTANT'S PERSONNEL. Consultant shall bear sole responsibility for payment of compensation to and taxes for any of its personnel or agents performing services hereunder. Consultant shall pay and report, for itself and any such personnel, all applicable taxes due on amounts paid to it hereunder. Consultant shall bear sole responsibility for any liability, health or disability insurance, retirement benefits, or other welfare or pension benefits (if any) to which itself and any of its personnel may be entitled. Consultant agrees to defend, indemnify, and hold harmless ISOCOR, ISOCOR's officers, directors, employees, and agents, and the administrators of ISOCOR's benefit plans from and against any claims, liabilities, or expenses relating to such compensation, tax, insurance, or benefit matters; provided that ISOCOR shall promptly notify Consultant of each such claim when and as it comes to ISOCOR's attention, cooperate with Consultant in the defense and resolution of such claim, and not settle or otherwise dispose of such claim without Consultant's prior written consent, such consent not to be unreasonably withheld.

7.20 WORKERS' COMPENSATION. Notwithstanding any other workers' compensation or insurance policies maintained by ISOCOR, Consultant shall procure and maintain workers' compensation coverage sufficient to meet the statutory requirements of every state where Consultant's personnel assigned to ISOCOR's work are located.

7.30 CONSULTANT'S AGREEMENTS WITH PERSONNEL. Consultant shall obtain and maintain in effect written agreements with each of its personnel, if any, who participate in any of the ISOCOR's work hereunder. Such agreements shall contain terms sufficient for Consultant to comply with all provisions of this Agreement.

7.40 STATE AND FEDERAL TAXES. As neither Consultant nor its personnel are ISOCOR's employees, ISOCOR shall not take any action or provide Consultant's personnel with any benefits or commitments inconsistent with any of such undertakings by Consultant.
        In particular:

        1. ISOCOR will not withhold FICA (Social Security) from Consultant's payments.

        2. ISOCOR will not make state or federal unemployment insurance contributions on behalf of Consultant or its personnel.

        3. ISOCOR will not withhold state and federal income tax from payment to Consultant.

        4. ISOCOR will not make disability insurance contributions on behalf of Consultant.

        5. ISOCOR will not obtain workers' compensation insurance on behalf of Consultant or its personnel.

8.00    GENERAL PROVISIONS


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8.10    NOTICES. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but each party may change such address by written notice in accordance with this paragraph. Notices delivered personally will be deemed communicated as of actual receipt. Mailed notices will be deemed communicated as of two days after mailing.

8.30 ENTIRE AGREEMENT OF THE PARTIES. This Agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of Services by Consultant for ISOCOR and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged. Notwithstanding the foregoing, the parties specifically acknowledge that the Confidentiality Agreement dated August 22, 1997 between the parties shall remain in full force and effect.

8.40 PARTIAL INVALIDITY. If any provision in this agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will nevertheless continue in full force without being impaired or invalidated in any way.

8.50 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized representative. All copies of this Amendment, signed by both parties, shall be deemed originals.

ISOCOR                                  CONSULTANT


Signed: /s/ JANINE BUSHMAN              Signed: /s/ DENNIS J. CAGAN
        ----------------------------            --------------------------------

Name:   JANINE BUSHMAN                  Name:   DENNIS J. CAGAN
        ----------------------------            --------------------------------

Title:  CFO                             Title:  PRESIDENT
        ----------------------------            --------------------------------

Date:   8/30/97                         Date:   8-30-97
        ----------------------------            --------------------------------


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                                    EXHIBIT A
                       WORK ORDER #1 - INITIAL WORK ORDER

CONTRACTOR
PERSONNEL:            DENNIS CAGAN

DURATION OF
PROJECT               September 1, 1997 - August 31, 1998

COMPENSATION:         $6,000 per calendar month; plus contingent compensation of up to $6,000 per calendar month, based upon the Executive
                      Bonus Program as approved by the Board of Directors of
                      ISOCOR, which Program for the period September 1, 1997
                      through December 31, 1997 is attached hereto as Exhibit B.
                      ISOCOR reserves the right to change the Executive Bonus
                      Program at the discretion of the Board of Directors.

EXPENSES Minimal telephone, travel and living directly incurred in performance of this Work Order, and in accordance with ISOCOR reimbursement policies

SCOPE OF WORK:        1.25 days per week shall be exclusively devoted to ISOCOR
                      strategy, sales, marketing, services and distribution.

Work Order Approved by ISOCOR :    /s/ JANINE BUSHMAN     Date: 8-30-97
                                  ---------------------         ----------------

Work Order Accepted by Consultant: /s/ DENNIS CAGAN       Date: 8-30-97
                                  ---------------------         ----------------


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                       Exhibit B - Executive Bonus Program
              Period Covering September 1, 1997 - December 31, 1997


Participation in this Program for the second calendar half of 1997 is based upon the weighted actual achievement of consolidated revenues and net income/(loss) against planned levels of consolidated revenues and net income/(loss) of ISOCOR. The Program provides for linear interpolation between the floor (at 85% weighted performance) and 100% weighted performance, with the same rate beyond 100% weighted performance. Calculations of contingent compensation will be made on a calendar six month basis.

The weighted factors used in the Program are:

        Driver                                              Weight
        ------                                              ------
          Revenue                                            60%
          Net Income/(Loss)  (post bonus)                    40%

        Contingent Compensation Opportunity

          At 100% weighted performance - $24,000

          At 85% floor weighted performance - $1,200

                (Below 85% weighted performance no contingent compensation is payable)

          At 112% weighted performance - $42,240

The goals for performance for the second calendar six months of 1997 are as follows and exclude the impact of any acquisition activity ISOCOR may complete in 1997:

                                      Second Half 1997
                                      ----------------
                   Revenue              $14,600,000
                   Net Loss              $1,193,000


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                                    EXHIBIT A

                                 WORK ORDER #2:
           PURSUANT TO CONSULTANCY AGREEMENT SIGNED SEPTEMBER 1, 1997
                     (CANCELS AND SUPERSEDES WORK ORDER #1)

CONTRACTOR:           DENNIS CAGAN

DURATION OF           February 9, 1998 to August 31, 1998
PROJECT

COMPENSATION:         $3,000 per calendar month; plus contingent compensation of up to $3,000 per calendar month, based upon the Executive
                      Bonus Program as approved by the Board of Directors of
                      ISOCOR (ISOCOR reserves the right to change the Executive
                      Bonus Program at the discretion of the Board of
                      Directors).

EXPENSES minimal telephone, travel, and living expenses directly incurred in performance of this Work Order in accordance with ISOCOR's reimbursement policies (receipts must accompany any invoice)

SCOPE OF WORK:        1 day every 2 weeks shall be exclusively devoted to ISOCOR strategy, sales, marketing, professional services issues,
                      and distribution development; such work shall be performed in ISOCOR's Santa Monica, California office unless
                      otherwise agreed

THIS WORK ORDER #2 CANCELS AND SUPERSEDES WORK ORDER #1.


Work Order Approved by ISOCOR:     [SIG]                  Date: 2/11/98
                                   ----------------------       ----------------

Work Order Accepted by Consultant: [SIG]                  Date: 2-11-98
                                   ----------------------       ----------------


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